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                                                                      EXHIBIT 11

                              ARTHUR ANDERSEN LLP



                   Consent of Independent Public Accountants


To Goldman Sachs Trust:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 8, 1995 incorporated by reference in Post-Effective Amendment No. 26 and Amendment No. 28 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.


                                                       /s/ Arthur Andersen LLP
                                                       -----------------------
                                                       Arthur Andersen LLP



Boston, Massachusetts
December 22, 1995